UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

June 1, 2009
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CHDT CORP.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
organization)		Identification No.)

350 JIM MORAN BLVD., #120
DEERFIELD BEACH, FLORIDA 33442
 (Address of principal executive offices)

(954) 252-3440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications  pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 FR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
       Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Laurie Holtz, the Chief Financial Officer of CHDT Corporation (“Company”), tendered his resignation at a May 22, 2009 Regular Meeting of the Company Board of Directors, effective June 1, 2009.  At the same board meeting, the Board of Directors appointed Gerry McClinton, the Company Chief Operating Officer, as its Interim Chief Financial Officer, effective June 1, 2009.  Mr. Holtz is resigning for personal reasons, including relocating to North Carolina.  The Company has commenced a search for a full-time Chief Financial Officer.  Mr. McClinton has previously handled the duties of chief financial officer for the Company and is deemed qualified by the Company’s Board to competently handle the duties of Chief Financial Officer until a replacement is located.  While Mr. McClinton may receive incentive compensation for handling the duties of Chief Operating Officer and Chief Financial Officer in the future, there is no current adjustment in his compensation as a result of this appointment.

Mr. Holtz will remain as a director of the Company.

ITEM 9.01            EXHIBITS

99.1    Letter of Resignation from Laurie Holtz, dated June 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

CHDT CORPORATION

Date:  July 16, 2009

/s/ Stewart Wallach, Chief Executive Officer

Stewart Wallach, Chief Executive Officer

EXHIBITS

Exhibit Number                                           Description

99.1	Letter of Resignation by Laurie Holtz, dated June 1, 2009